EXHIBIT 10.23

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT is made by and between Inuvo, Inc., a Nevada corporation (the “Company”) and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).  The Company and the Purchasers are hereinafter collectively referred to as the “Parties.”

This offering (the “Offering”) to the Purchasers of (i) up to 1,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at an Offering price of $2.00 per Share (the “Per Share Purchase Price”) and (ii) five year common stock purchase warrants (the “Warrants”) in the form attached hereto as Exhibit A exercisable into an aggregate of 750,000 shares of Common Stock (the “Warrant Shares”) at an exercise price (the “Exercise Price”) of $2.20 per share on a “best efforts” basis is being made pursuant to (a) an effective registration statement on Form S-3, File No. 333-172571 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) including the prospectus contained therein (the “Base Prospectus”) which became effective as of April 4, 2011 (the “Effective Date”), and such amendments and supplements thereto as may have been required to the date of this Agreement, and (b) a prospectus supplement (the “Prospectus Supplement”) containing certain supplemental information regarding only the Shares, Warrants and Warrant Shares and the terms of the Offering that has been or will be filed with the Commission and delivered to the Purchaser or made available to the Purchaser by the filing by the Company of an electronic version thereof with the Commission.  When used in this Agreement, the term “Registration Statement” means a registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement pursuant to Rule 430A of the published rules and regulations (the “Rules and Regulations”) under the Securities Act of 1933, as amended (the “Securities Act”) adopted by the Securities and Exchange Commission (the “Commission”), as amended and/or supplemented to the date of this Agreement, including the Registration Statement, the Base Prospectus and the Prospectus Supplement.   The term “Prospectus” or “Prospectus Supplement” as used in this Agreement means a prospectus or prospectus supplement, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.  Any reference herein to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the last to occur of the Effective Date or the date of the Base Prospectus, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement or the Base Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Effective Date or the date of the Base Prospectus, as the case may be, which is incorporated by reference and (ii) any such document so filed.

In connection with the Offering, the Parties hereto agree as follows:

ARTICLE I
PURCHASE AND SALE

Section 1.1 Subscription.

On the Closing Date (as hereinafter defined), upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to the number of Shares and Warrants set forth on the signature page hereto (the “Purchaser’s Share Amount”).  Concurrent with the execution of this Agreement, each Purchaser shall deliver to the Company to 15550 Lightwave Drive, Suite 300, Clearwater, Florida, 33760, Attention:  Wallace D. Ruiz, Chief Financial Officer, an executed copy of this Agreement.  In addition, each purchaser shall deliver to the Company, via wire transfer, an amount equal to the Purchaser’s Share Amount times the Per Share Purchase Price (the “Purchaser’s Subscription Amount”) to the following coordinates:

Bridge Bank, National Association Almaden Boulevard, #100
San Jose, California 95113
Routing No. 121143260
For Credit to Inuvo, Inc.
Account No. 0101158764
For Further Credit to [SUBSCRIBER’S NAME]

Section 1.2 Closing

(a)           Upon satisfaction of the covenants and conditions set forth in Section 1.3, the Closing shall occur at the offices of the Company or such other location as the Parties shall mutually agree (the “Closing Date”) at which time the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)           this Agreement and the Registration Rights Agreement (as hereinafter defined) duly executed by the Company;

(ii)           a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver the Shares via the Depository Trust Company’s (“DTC”) Deposit/Withdrawal at Custodian (“DWAC”)     system equal to such Purchaser’s Share Amount, registered in the name of such Purchaser.  Such irrevocable instructions shall provide that such Shares be delivered not later than the trading day immediately after the Closing Date;

(iii)           the Warrants duly executed by the Company in such denominations as each Purchaser may request; and

(iv)           the Prospectus Supplement.

(b)           Each Purchaser acknowledges and agrees that the subscription for the purchase of Shares by such Purchaser pursuant to the terms of this Agreement is irrevocable when made and that the sale shall close pursuant to its terms without any further action by the Purchaser.

(c)           In the event of over subscriptions to the Shares, the Company reserves the right to limit the number of Shares purchased by each Purchaser, or to re-allocate the Shares among the Purchasers, in the Company’s sole discretion.

Section 1.3 Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein); and

(ii)           all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii)           no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement; and

(iv)           no action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Purchaser, or any of the officers, directors or affiliates of the Company or any Purchaser seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(b)           The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii)          all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)         from the date hereof to the Closing Date, trading in the Company’s Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market as hereinafter defined, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Shares at the Closing. “Trading Market” means any of the following markets or exchanges on which the Company‘s Common Stock is listed or quoted for trading on the date in question: the NYSE Amex, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing);

(iv)        the Shares and the Warrant Shares have been approved for listing on the NYSE Amex, subject only to official notice of issuance;

(v)         The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Rules and Regulations; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission and no notice of objection by the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; and no stop order suspending or preventing the use of the Base Prospectus or Prospectus Supplement shall have been initiated or threatened by the Commission;

(vi)    no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement;

(vii)   no action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Purchaser, or any of the officers, directors or affiliates of the Company or any Purchaser seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions; and

(viii)   the Company shall have executed and delivered a registration rights agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), to certain Purchasers who may be deemed to be affiliates of the Company.

Section 1.4 Expenses.

Except as expressly set forth in this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder (collectively, the “Transaction Documents”) to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all fees of its Transfer Agent, stamp taxes and other taxes and duties levied in connection with the delivery of any Shares, Warrants and Warrant Shares to the Purchasers.  In addition, the Company shall reimburse Bridgehampton Capital Management, LLC and/or its affiliates and Unterberg Capital LLC for expenses reasonably incurred in relation to their due diligence and the negotiation, preparation, execution, delivery and performance of this Agreement (including, without limitation, reasonable legal fees of counsel, travel and other disbursements).

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1. Purchaser Representations and Warranties.

Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)           Organization; Authority.  Such Purchaser is either an individual or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser.  The Transaction Documents to which it is a party have been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (B) limitations upon the power of a court to grant specific performance or any other equitable remedy, or (C) a finding by a court of competent jurisdiction that the indemnification provisions herein are in violation of public policy.

(b)           Own Account.  Such Purchaser has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Shares in compliance with applicable federal and state securities laws).

(c)           Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(d)           No Short Position.  Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (collectively, a “Person”) acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales (as defined in Rule 200 of Regulation SHO under the Exchange Act but which shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock), of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) of the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement.  Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).  Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

(e)           Purchases by Affiliates.  Each Purchaser acknowledges his understanding that the Shares being sold in this Offering may be purchased by executive officers, directors and principal stockholders of the Company.

The Company acknowledges and agrees that the representations contained in Section 2.1 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

Section 2.2.    Company Representations and Warranties.
The Company hereby represents, warrants and covenants to each Purchaser as follows:

(a)           The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its state of incorporation.  The Company is duly qualified or licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing and where failure to so qualify would have a material effect on the Company.  The Company has all requisite corporate power and authority, and all material and necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies to own or lease its properties and conduct its businesses as described in the Registration Statement, the Base Prospectus and Prospectus Supplement (collectively, the “Disclosure Package”) and the Company is doing business in compliance with all such authorizations, approvals, orders, licenses, certificates and permits and all federal, state and local laws, rules and regulations concerning the business in which it is engaged except where the failure so to do business in compliance would not have a material adverse effect on the business of the Company.  The disclosures herein and in the Disclosure Package concerning the effects of federal, state and local regulation on the Company’s business as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact.  The Company has all corporate power and authority to enter into this Agreement, the Warrants and the Registration Rights Agreement (collectively, the “Transaction Documents”) and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection herewith and therewith have been obtained or will have been obtained prior to each Closing Date.  No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the issuance of the Shares and the Warrants pursuant to this Agreement or for the issuance of the Warrant Shares upon exercise of the Warrants except with respect to applicable federal and state securities laws.  The Company does not do business in the State of Nevada directly or through an affiliated corporation.

(b)           The authorized capital of the Company is as set forth in the Company’s latest annual report on Form 10-K for the year ended December 31, 2010 and quarterly report for the quarter ended March 31, 2011 as filed by the Company with the Commission, each of which is incorporated herein by this reference. Except as set forth in the quarterly report for the quarter ended March 31, 2011, since March 31, 2011, the Company has not issued any securities, other than Common Stock of the Company issued pursuant to the exercise of stock options previously outstanding under the Company’s stock option plans or the issuance of Common Stock pursuant to employee stock purchase plans.  All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance in all material respects with U.S. federal and state securities laws.  None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company, except for such rights as may have been fully satisfied or waived.  There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described above or accurately described in the Disclosure Package.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Disclosure Package, accurately and fairly present in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(c)           The Transaction Documents and any attachments thereto have been duly and validly authorized, executed and delivered by the Company and are valid and binding agreements of the Company, enforceable in accordance with their respective terms, except to the extent that the enforceability hereof or thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (B) limitations upon the power of a court to grant specific performance or any other equitable remedy, or (C) a finding by a court of competent jurisdiction that the indemnification provisions herein are in violation of public policy.  The Shares and the Warrants have been duly authorized and, when paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any and all liens and encumbrances; all corporate action required to be taken for the authorization, issue and sale of such securities has been duly and validly taken and such securities are not and will not be subject to the preemptive rights of any stockholder of the Company.  When the Warrant Shares are issued upon exercise of the Warrants and payment of the exercise price therefor, such Warrant Shares will be validly issued, fully paid and non-assessable and free and clear of any and all liens and encumbrances; all corporate action required to be taken for the authorization, issue and sale of such Warrant Shares has been duly and validly taken and the Warrant Shares are not and will not be subject to the preemptive rights of any stockholder of the Company.

(d)           The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property owned or leased by it, free and clear of all liens, claims, encumbrances, security interests and defects of any material nature whatsoever, except as may be set forth in the Disclosure Package.

(e)           There is no litigation or governmental proceeding pending or threatened against, or involving the properties or business of, the Company which the Company believes would materially adversely affect the value or the operation of the properties or the business of the Company, except as set forth in the Disclosure Package.

(f)           The financial statements of the Company contained in the Disclosure Package fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply, and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved. The financial statements, together with the related notes and schedules, included or incorporated by reference in the Disclosure Package comply in all material respects with the Securities Act, the Exchange Act, the Rules and Regulations and the rules and regulations under the Exchange Act, including, without limitation, Regulation S-X.  No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations to be described, or included or incorporated by reference in the Registration Statement or the Prospectus. Mayer Hoffman McCann P.C. and Kirkland Russ Murphy & Tapp, P.A., who have audited certain financial statements and related schedules included or incorporated by reference in the Registration Statement and the Prospectus are independent registered public accounting firms as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).  Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, Mayer Hoffman McCann P.C. and Kirkland Russ Murphy & Tapp, P.A. have not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(g)           There has been no material adverse change in the Company’s condition (financial or otherwise) or prospects for commercialization of the Company’s ideas and/or products as of the latest dates as of which such condition or prospects, respectively, are set forth in the Disclosure Package and the outstanding debt, the property and the business of the Company each conforms in all material respects to the descriptions thereof contained therein.

(h)           The Company is not in violation of its Articles of Incorporation, as amended (the “Articles of Incorporation”), or Bylaws.  Neither the execution and delivery of this Agreement nor the issuance of the Shares nor the compliance by the Company with the terms and provisions contained herein  has conflicted with or will conflict with, or has resulted in or will result in: (i) a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is subject, (ii) any violation of the provisions of the Articles of Incorporation or the Bylaws of the Company, or (iii) any violation of any statute, order, rule or regulation applicable to the Company of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company; except in the cases of clauses (i) and (iii) for any conflict, breach, default, lien, charge or encumbrance which does not have a material and adverse effect on the Company, any of its business, property or assets, or any transactions contemplated hereby.

(i)           All taxes which are due and payable from the Company have been paid in full, and the Company does not have any material tax deficiency or claim outstanding, assessed or proposed against it.

(j)           Subsequent to the dates as of which information is given in this Agreement or the Disclosure Package, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, in excess of $250,000 in the aggregate, except pursuant to the customary terms of the financing agreements with Bridge Bank, National Association and the Reimbursement and Security Agreement with Charles D. Morgan, or (B) entered into any transaction other than in the ordinary course of business, or (C) declared or paid any dividend or made any other distribution on or in respect of its capital stock.

(k)           The Company owns or possesses, free and clear of all liens or encumbrances and rights thereto or therein by third parties, the requisite licenses or other rights to use all trademarks, service marks, copyrights, service names, trade names, patents, patents applications and licenses necessary to conduct and material to its business (including, without limitation any such licenses or rights described herein as being owned or possessed by the Company), and there is no material claim or action by any person pertaining to, or proceeding, pending or threatened, which challenges the exclusive rights of the Company with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses used in the conduct of the Company’s businesses (including, without limitation, any such licenses or rights described herein or in the Disclosure Package as being owned or possessed by the Company); the Company’s current products, services and processes do not and will not infringe on any patents currently held by third parties.

(l)           Other than as may be disclosed in the Disclosure Package, the Company is not under any obligation to pay any material royalties or fees of any kind whatsoever to any third party with respect to technology it has developed, used, employs or intends to use or employ.

(m)           This Agreement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated herein or necessary to make the statements herein, in light of the circumstances under which they were made, not misleading.  All statements of material facts herein (including, without limitation, any attachment, exhibit or schedule hereto or thereto) are true and correct as of the date hereof and will be true and correct on the Closing Date.

(n)           Neither the Company, nor to the best of its knowledge any of its officers, directors, employees or agents, nor any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who is or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) which (A) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B) if not given in the past, might have had a materially adverse effect on the assets, business operations of the Company as reflected in any of the financial statements included in the Registration Statement and Prospectus, or (C) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company.

(o)           The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.  Except as set forth in the Registration Statement and Prospectus, the Company (including its consolidated subsidiaries) maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and regulations promulgated under the Exchange Act.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(p)           Except as set forth in the Prospectus Supplement, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(q)           The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on NYSE Amex, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from NYSE Amex, nor has the Company received any notification that the Commission or NYSE Amex is contemplating terminating such registration or listing, except a disclosed in the Current Report on Form 8-K as filed with the Commission on May 13, 2011.  The Company has taken all necessary actions to ensure that it is in compliance with all applicable corporate governance requirements set forth in the NYSE Amex Rules and Company Guide. No consent, approval, authorization or order of, or filing, notification or registration with, NYSE Amex is required for the listing and trading of the shares of Common Stock on NYSE Amex, expect for the filing of an additional listing application for the Shares and the Warrant Shares with NYSE Amex.  No approval of the shareholders of the Company under the rules and regulations of NYSE Amex is required for the Company to issue and deliver to the Purchasers the Shares, the Warrants or the Warrant Shares upon exercise of the Warrants and payment of the exercise price therefore .

(r)           Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 2.1(d) and 3.6 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers have been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Shares for any specified term; (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Company’s Common Stock, and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Purchaser owns the Shares purchased hereunder, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(s)           The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(t)           The Company has prepared and filed the Disclosure Package in conformity with the requirements of the Securities Act and the Rules and Regulations.  The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Base Prospectus or Prospectus Supplement has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission.

(u)           The conditions to the use of Form S-3 in connection with the Offering and sale of the Securities as contemplated hereby have been satisfied.  The Registration Statement meets, and the Offering and sale of the Securities as contemplated hereby complies with, in all material respects, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(4) and (a)(5) of the Rules and Regulations).

(v)           No order preventing or suspending the use of the Prospectus or Prospectus Supplement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the knowledge of the Company, threatened by the Commission, and each of the Base Prospectus and the Prospectus Supplement, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(w)           At the time the Registration Statement became effective, at the date of this Agreement and at the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; each of the Base Prospectus and the Prospectus Supplement, at the time that such prospectus was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(x)           The documents incorporated by reference in the Disclosure Package, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(y)           The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.

(z)           The Company is not currently, and has never been, an issuer of the type described in paragraph (i) of Rule 144 promulgated under the Securities Act.

ARTICLE III
OTHER AGREEMENTS OF THE PARTIES

Section 3.1                      Exchange Act Registration; Registration Statement.  The Company shall cause its Common Stock to continue to be registered under Sections 12(b) or Section 12(g) of the Exchange Act, to comply in all material respects with its reporting and filing obligations under the Exchange Act and to not take any action or file any document (whether or not permitted by the Exchange Act, the rules and regulations promulgated thereunder, the Securities Act or the Rules and Regulations) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.  In addition, the Company shall keep the Registration Statement (or another registration statement covering issuance of the Warrant Shares) continuously effective until all of the Warrants have been exercised by the holders thereof or expired in accordance with their terms.  In further addition, the Company shall file such amendments to the Registration Statement (or such other registration statement covering the issuance of Warrant Shares) and such prospectus supplements that may be necessary for the issuance of any Warrant Shares to the Purchasers free of any restrictive legends and/or any other limitations on resale of such Warrant Shares by the Purchasers under the Securities Act.  In the event that any Purchaser becomes an affiliate of the issuer after the Closing Date, the Company will provide such Purchaser with the rights and benefits afforded to holders of Registrable Securities (as defined in the Registration Rights Agreement) contained in the Registration Rights Agreement.

Section 3.2                      Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

Section 3.3                      Listing of Common Stock.  The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed for a period of at least six (6) months from the Closing Date, and prior to the Closing, the Company shall apply to list or quote all of the Shares on such Trading Market and promptly secure the listing of all of the Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed or quoted on such other Trading Market as promptly as possible.  The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

Section 3.4                      Equal Treatment of Purchasers.  No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Shares or otherwise.
Section 3.5      Liquidated Damages.  If the Company shall fail to keep the Registration Statement (or another registration statement covering issuance of the Warrant Shares) continuously effective until all of the Warrants have been exercised by the holders thereof or expired in accordance with their terms or the Company otherwise breaches Section 3.1 (any such failure or breach being referred to as an “Event”, the date on which such Event occurs being referred to as an “Event Date”), then, on each such Event Date (and on each monthly anniversary thereof until the applicable Event is cured), if the Warrants are “in the money” and then held by the Purchaser, the Company shall pay to each Purchaser an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% of the value of any outstanding Warrants (valued at the difference between the average Closing Sale Price (as defined in the Warrants) during the month immediately preceding the applicable month and the Exercise Price multiplied by the number of shares of Common Stock into which the Warrants are exercisable). In no event, will liquidated damages hereunder exceed $50,000 in the aggregate.  If the Company fails to pay any liquidated damages pursuant to this Section 3.5 in full within seven days after the date payable, the Company will pay interest thereon at a rate of 15% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchaser, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The liquidated damages pursuant to the terms hereof shall apply on a pro-rata basis for any portion of a month prior to the cure of an Event.

ARTICLE V
INDEMNIFICATION

(a)           The Company hereby agrees to indemnify and hold harmless each Purchaser, their stockholders, directors, partners, employees, agents, attorneys and each Person, if any, who controls such Purchaser, against any and all losses, claims, damages or liabilities to which such Purchaser or any such Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained herein, in the Disclosure Package, in the Transaction Documents or in any statement made to or in any filing with the Commission or to or with any state securities commission, bureau or office (including any amendments thereto), or arise out of or based upon the omission or alleged omission to state herein or therein a material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading (unless such statements are made or omitted in reliance upon and in conformity with written information furnished to the Company with respect to such Purchaser by such Purchaser expressly for use herein or therein or any amendment hereof or supplement hereto), or any violation by the Company of the Securities Act or state “blue sky” laws, or any breach by the Company of its obligations, representations or warranties hereunder, (ii) provided that the impact on the Company is material, the Company’s failure to (A) maintain a system of internal accounting controls sufficient to provide reasonable assurance as to the matters described in (i) through (iv) of Section 2.2 (o) above and/or (B) to establish disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Rules and Regulations, (iii) any inaccuracy in or breach of the Company’s representations or warranties in this Agreement or any other Transaction Document, (iv) the Company’s breach of agreements or covenants made by the Company in this Agreement or any other Transaction Document, and/or (v) any third party claims arising out of or resulting from the transactions contemplated by this Agreement or any other Transaction Document (unless such claim is based upon conduct by such indemnified party that constitutes fraud, gross negligence, willful misconduct or a material breach of any Transaction Document).

(b)           Promptly after receipt by an indemnified party under subparagraph (a) of the notice of commencement of any action covered by subparagraph (a), such indemnified party shall within five (5) business days notify the indemnifying party of the commencement thereof; the omission by one indemnified party to so notify such indemnifying party shall not relieve the indemnifying party of its obligations hereunder except to the extent such indemnifying part has been materially prejudiced by such omission, shall not relieve the indemnifying party of its obligation to indemnify any other indemnified party that has given such notice and shall not relieve the indemnifying party of any liability outside of this indemnification.  In the event that any action is brought against the indemnified party, and it shall notify the indemnifying party in a timely manner, the indemnifying party will be entitled to participate in such action and, to the extent it may desire, to assume and control the defense thereof with counsel chosen by it.  After notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such subparagraph for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, but the indemnified party may, at its own expense, participate in such defense by counsel chosen by it without, however, impairing the indemnifying party’s control of the defense.  Notwithstanding anything to the contrary contained herein, the indemnified party shall have the right to choose its own counsel and control the defense of any action, all at the reasonable expense of the indemnifying party, if (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party shall have reasonably conclude that there may be defenses available to such indemnified party that differ from the defenses available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party), in any of which events such reasonable fees and expenses of one additional counsel (for all indemnified parties) shall be borne by the indemnifying party (in the case of the Purchasers, one additional counsel for the Purchasers.  No settlement of any action or proceeding against an indemnified party shall be made without the consent of the indemnified party, which consent shall not be unreasonably withheld.

(c)    If for any reason the foregoing indemnification is unavailable to any indemnified party or insufficient to hold it harmless, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and such indemnified party on the other hand but also the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, as well as any relevant equitable considerations.

ARTICLE VI
NOTICES

Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, or sent by facsimile transmission to the addresses of the Parties set forth below each Party’s signature on this Agreement.  The persons and addresses set forth below each Party’s signature on this Agreement may be changed from time to time by a notice sent as aforesaid.  If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Article, such notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient.  If notice is given by mail in accordance with the provisions of this Article, such notice shall be conclusively deemed given upon receipt and delivery or refusal.  If notice is given by facsimile transmission in accordance with the provisions of this Article, such notice shall be conclusively deemed given at the time of delivery if during business hours and if not during business hours, at the next business day after delivery, provided a confirmation is obtained by the sender.

ARTICLE VII
MISCELLANEOUS

(a)           This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Florida applicable to contracts made and to be performed entirely therein, without giving effect to the rules of conflicts of law.  The Parties agree that the courts of the County of Pinellas County, State of Florida shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the transactions contemplated herein shall be the venue and exclusive proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in connection with this Agreement and the parties further agree that, in the event of litigation arising out of or in connection with this Agreement in these courts, they will not contest or challenge the jurisdiction or venue of these courts. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(b)           This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

(c)           This Agreement represents the entire agreement between the Parties relating to the subject matter hereof, superseding any and all prior to contemporaneous oral and prior written agreements and understandings.  This Agreement may not be modified or amended nor may any right be waived except by a writing signed by the party against whom the modification or waiver is sought to be enforced.

(d)           The warranties, representations and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

(e)           The captions and headings contained herein are solely for convenience of reference and do not constitute a part of this Agreement.

(f)           There are no unlicensed finder fees owed in connection with the sale of the Shares.

(g)           Each of the attachments hereto is hereby incorporated herein as if each of such attachments were fully set forth herein in its entirety.  Each of such attachments is hereby expressly made a part of this Agreement.

(h)           The terms of the Offering may only be amended or modified by the agreement of the Company and each Purchaser subscribing for the Shares and Warrants.

(i)           This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The Parties agree that this Agreement may be executed by facsimile signatures or other electronic means and such signatures shall be deemed originals.

(j)    The parties acknowledge and agree that (i) the Purchasers are not are agents, affiliates or partners of each other, (ii) the Purchasers are not, under any circumstances, agreeing to act jointly, in concert or as a group with respect to the Shares, the Warrants or the Warrant Shares, (iii) nothing contained in any document, and no action taken by any Purchaser pursuant thereto, constitutes or shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting or agreeing to act jointly, in concert or as a group with respect to the Shares, the Warrants or the Warrant Shares, any transactions, or any of their actions or obligations under any documents (including without limitation the decision to acquire, dispose of or vote any securities), and (iv) the Company shall not assert any claim inconsistent with the foregoing.

(k)    The Company acknowledges and agrees, and each Purchaser represents and agrees, that (i) such Purchaser has independently participated in the negotiation hereof with the advice of its own counsel and advisors, (ii) no other Purchaser has acted or will be acting as such Purchaser’s agent in connection with its acquisition, disposition or voting of any securities or monitoring its investment therein, (iii) such Purchaser’s decision to purchase the Shares and the Warrants has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions regarding the Company which may have been made or given by any other Purchaser, and (iv) no Purchaser shall have any liability to any other Purchaser relating to or arising from any such information, materials, statements or opinions.  The Company represents and acknowledges that (A) for reasons of convenience of the Company only and not because it was required or requested to do so by any Purchaser, (1) each Purchaser and its counsel may have communicated and may continue to communicate with the Company through a lead counsel who represents one or more of the Purchasers independently, and (2) the Company has elected to provide all Purchasers with the same terms hereunder, and (B) such procedures with respect to this Agreement shall in no way create a presumption that the Purchasers are in any way acting jointly, in concert or as a group with respect to this Agreement or the Shares or the Warrants or the transactions contemplated hereby.

[SIGNATURE PAGE APPEARS ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date indicated below.

Name of Purchaser: ________________________________________________________

Signature of Authorized Signatory of Purchaser: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Date:           ______________________________________________________________

Email Address of Authorized Signatory:_________________________________________

Facsimile Number of Authorized Signatory: ______________________________________

Address for Notice of Purchaser:

Address for Delivery of Share for Purchaser (if not same as address for notice):

Subscription Amount: $_________________

Shares: _________________

EIN Number:  [PROVIDE THIS UNDER SEPARATE COVER]

Purchaser Broker Account:  _________________

Broker Name: _________________

DTC Participant Number: _________________

SUBSCRIPTION ACCEPTED THIS ____ DAY OF__________, 2011.

INUVO, INC.

By:
Richard K. Howe
President and CEO

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